Exhibit 10.14

-Execution Copy-

LOAN AGREEMENT

This Agreement (the “Agreement”) is effective as of November 27, 2017 by and among INX Ltd., a company organized under the laws of Gibraltar (the “Company”) and Ms. Ayelet Horn (the “Lender”). The Company and the Lender may hereinafter be referred to individually as a “Party” and collectively as the “Parties”.

1. Loan

1.1. Principal Amount. Subject to the terms and conditions hereof, the Lender shall extend to the Company US$37,984 (the “Principal Amount”).

1.2. Interest and Purchase of Tokens. The Principal Amount shall bear interest as follows: fixed interest annual rate of 2%, compounded annually from the date of receipt thereof to the date of Conversion (subject to adjustments from time to time by the applicable Income Tax Ordinance with respect to loans between controlling parties in foreign currency, if applicable); (“Interest” and, together with the Principal Amount and any value added tax (if any), the “Loan Amount”). In addition, in consideration for the loan herein, the Lender shall purchase 876,562 INX Tokens issued by the Company, in consideration for the nominal value of such INX Tokens, $0.01 per token, and an aggregate purchase price of US$8,766.

1.3. Loan Terms. Subject to Section 1.1 above, the Principal Amount shall be transferred to the Company (or to any service provider of the Company on behalf of the Company, as instructed by the Company) by the Lender, in US Dollars or NIS, at the discretion of the Lender, at the exchange rate in effect on the date of the transfer of funds, by means of wire transfer in accordance with the wire instructions to be provided to the Lender by the Company. The Principal Amount shall be used for funding the Company’s operations.

1.4. Conversion of the Loan Amount. The Lender shall be entitled, at any time and at her sole discretion, to convert the Loan Amount into 311,500 Ordinary Shares of the Company, GBP 0.001 par value each (“Conversion”).

1.5. Repayment. In the event that the Lender shall elect not the convert the Loan Amount into shares as set forth in Section 1.4 above, then repayment of the Loan Amount shall be due and payable upon the earlier of: (i) the lapse of 5 years as of the date hereof; (ii) an IPO (as defined in the Company’s Articles of Association); or (iii) upon a Deemed Liquidation event (as defined in the Company’s Articles of Association), by check or wire transfer delivered to the Lender’s account furnished to the Company for that purpose. Immediately upon repayment or Conversion in full of the Loan Amount, the Lender shall surrender the Agreement to the Company for cancellation, the Company shall be released from the repayment obligation set forth herein, and this Agreement shall terminate. The Company shall notify the Lender with respect to an IPO or a Deemed Liquidation Event by providing it a written notice 30 days prior to the consummation of such event.

Notwithstanding the foregoing, the Loan Amount shall become immediately due and payable upon any of the following events (each, an “Event of Default”): (i) the insolvency of the Company, (ii) the commission of any voluntary act by the Company of liquidation or dissolution, (iii) the execution by the Company of a general assignment for the benefit of creditors, (iv) the filing by or against the Company of any petition in bankruptcy or any petition for relief under the provisions of the applicable bankruptcy laws for the relief of debtors and the continuation of such petition without dismissal for a period of 30 days or more, or (v) the appointment of a receiver or trustee to take possession of a substantial portion of the property or assets of the Company and the proceedings in connection with such appointment shall not be dismissed or discharged within 20 days of commencement - all provided that such default specified in sub-sections (i)-(v) above were not repaired by the Company within 60 days from the date on which such Event of Default occurred. The Company shall promptly notify the Lender in writing upon the occurrence of any Event of Default or the occurrence of any event that is reasonably likely (in the opinion of the Company) to result in an Event of Default.

If applicable, the Company shall pay to the Lender all value added tax, if any, payable in respect of any payment to be made by the Company to the Lender under this Agreement.

1.6. Resolutions. As condition to the validity of the Agreement, the Company shall provide the Lender with duly signed written resolutions of the Board of Directors of the Company and duly signed written resolutions of the Company’s shareholders approving, inter alia, the execution and performance of this Agreement and the validity of the warranties of the Company set forth in Section 2.1 (d) below.

2. Representations and Warranties

2.1. The Company hereby represents and warrants to the Lender as follows:

a) The Company has full power and authority to consummate the transactions contemplated hereunder, and the consummation of such transactions and the performance of this Agreement by the Company do not violate the provisions of any applicable law, and will not result in any breach of, or constitute a default under, any agreement or instrument to which the Company is a party or under which the Company is bound;

b) No third party consents or approvals are necessary for the execution, delivery and performance of this Agreement;

c) To the extent applicable, each of the shareholders of the Company holding preemptive rights, rights of first refusal or similar rights applicable to the transactions contemplated hereunder has waived in writing any preemptive, rights of first refusal or similar rights, or other limitations, it may have had with respect to the transactions contemplated by this Agreement or has exercised such, or such rights have lapsed in accordance with their terms; and

d) The execution and performance of this Agreement by the Company have been duly authorized by all necessary action (including board of directors’ and shareholders’ consents, if necessary), this Agreement, when executed and delivered, will be been duly executed and delivered by the Company, and this Agreement shall be the legal, valid, and binding obligation of the Company, fully enforceable against the Company.

e) There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or, to the Company’s knowledge, currently threatened against the Company and any of its officers, directors or key employees (in their capacity as such) or against the Company’s properties or with regard to the Company’s business or which the Company intends to initiate.

2.2. The Lender hereby represents and warrants to the Company that:

a) The Lender is aware that neither this Agreement nor the shares of the Company or the INX Tokens purchased hereunder are, and will not be, tradable unless they are subsequently registered under applicable securities laws or an exemption from such registration is available.

b) The Lender has the ability and the resources to independently evaluate and assess the Company and the risks involved in his loan hereunder, and to bear such risks.

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3. General Provisions

3.1. Further Assurances. The Company and the Lender shall perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of this Agreement and the intentions of the Parties as reflected thereby.

3.2. Entire Agreement; Amendment; Waiver. This Agreement constitutes the full and entire understanding and agreement between the Parties hereto with regard to the subject matters hereof. Any term of this Agreement may be amended with the written consent of the Company and the Lender. No delay or omission to exercise any right, power, or remedy accruing to any party upon any breach or default under this Agreement, shall be deemed a waiver thereof or of any other breach or default theretofore or thereafter occurring. Except as otherwise provided for herein, the observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) only with the written consent of the party against such waiver is sought.

3.3. Severability; Headings. The invalidity or unenforceability of any term or provision of this Agreement will not affect the validity or enforceability of any other term or provision hereof. The headings in this Agreement are for convenience of reference only and will not alter or otherwise affect the meaning of this Agreement.

3.4. Replacement Agreement. If this Agreement becomes mutilated and is surrendered by the Lender to the Company, or if the Lender claims that this Agreement has been lost or destroyed, the Company shall execute and deliver to the Lender a replacement Agreement upon receipt of appropriate waiver and undertaking of indemnification by the Lender.

3.5. Assignment. This Agreement is transferable and assignable by the Lender only upon consent of the Company, provided that no such consent shall be required for any transfer to an affiliate of the Lender or to any person or entity to whom the Lender would be entitled to freely transfer Ordinary Shares under the terms of the Company’s Articles of Association had the Lender held such shares. The Company may not transfer and assign this Agreement without the prior written consent of the Lender, except to a successor in interest.

3.6. Governing Law; Jurisdiction. This Agreement shall be governed by and construed and enforced in accordance with the laws of England and Wales. Any dispute arising out of, or relating to this Agreement, its interpretation or performance hereunder, shall be subject to the exclusive jurisdiction of the competent courts of London, England.

3.7. Notices. All notices and other communications required or permitted hereunder to be given to a party hereto shall be in writing. All notices shall be given by registered mail (postage prepaid), by facsimile or email or otherwise delivered by hand or by messenger to the Parties’ respective addresses as shall be designated by notice from time to time. Any notice sent in accordance with this Section 3.7 shall be deemed received upon the earlier of: (i) if sent by facsimile or email, upon transmission and confirmation of transmission or (if transmitted and received on a non-business day) on the first business day following transmission and electronic confirmation of transmission, (ii) if sent by registered mail, upon 3 days of mailing, (iii) if sent by messenger, upon delivery; and/or (iv) upon actual receipt.

3.8. Counterparts. This Agreement may be executed in one or more counterparts.

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[Signature Page to Loan Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date and year first above written.

THE COMPANY:

/s/ James Crossley
INX LTD.

By:
Name:	James Crossley
Title:	Director

THE LENDER:

/s/ Ayelet Horn
AYELET HORN

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